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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, dated January 27, 1997, of our report on the financial statements of MESA, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP




Dallas, Texas
January 27, 1997